Changes of Independent Registered Public Accounting Firm

Impact Shares YWCA Women’s Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

Impact Shares Affordable Housing MBS ETF

Ernst & Young, LLP (“EY”) resigned as the independent registered public accounting firm on May 26, 2023. EY’s report on the financial statements of Impact Shares Trust I for the fiscal periods ended June 30, 2022, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its report on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934. In accordance with Item 304(a)(3) of Regulation S-K, the Trust provided EY with a copy of the disclosure set forth in this Exhibit and requested that EY provide the Trust with a letter, addressed to the Securities and Exchange Commission, including the matters described in Item 304(a)(3) of Regulation S-K. EY’s letter is included as Exhibit 13(a)(4) -2.

Cohen & Company, Ltd. (“Cohen”) serves as the Trust’s independent registered public accounting firm for the fiscal year ended June 30, 2023.

September 8, 2023

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Exhibit 13(a)(4) to Form N-CSR dated September 8, 2023 of Impact Shares Trust I (for Impact Shares YWCA Women’s Empowerment ETF, Impact Shares NAACP Minority Empowerment ETF, and Impact Shares Affordable Housing MBS ETF) and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Dallas, Texas